Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this“Agreement”) is made and entered into as of February 22, 2008 between ProElite, Inc., a New Jersey corporation (the “Company”) and Showtime Networks Inc. (the “Issuee”) with reference to the following:

A. Pursuant to that certain Broadcast Agreement dated as of the date hereof (the “Broadcast Agreement”) between CBS Entertainment and Issuee, the Company has agreed to issue to Issuee two warrants (the “Warrants”) to purchase shares of the Company’s Common Stock (the “Warrant Shares”) on the terms set forth in the applicable Warrants.

B. In connection with the issuance of the Warrants, concurrently herewith, the Company is entering into an Investor Rights Agreement (the “Investor Rights Agreement”) with Issuee.

The Company and Issuee hereby agree as follows:

1. Issuance of Warrants. The Company shall issue to Issuee two Warrants to purchase an aggregate of 4,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, at an exercise price of $2.00 per share.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Issuee, as follows:

2.1 Due Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.

2.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Investor Rights Agreement (collectively, the “Transaction Documents”), and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Warrants have been duly authorized and are validly issued, and the Warrant Shares, when issued pursuant to the valid exercise of the Warrants, will be fully paid, validly issued and nonassessable. The Company has reserved a sufficient number of shares of its Common Stock so as to issue Warrant Shares upon the full exercise of the Warrants.

2.3 Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock $.0001 par value and 20,000,000 shares of Preferred Stock, $.0001 par value. Set forth on Schedule A is a capitalization table of the Company which is true and correct as of the date hereof. Except as set forth on Schedule A, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock.

2.4 Non-Contravention. The execution and delivery of the Transaction Documents by the Company and the issuance and sale of the Warrants and the Warrant Shares will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (i) any material debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Transaction Documents by the Company and the valid issuance and sale of the Warrants and the Warrant Shares other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3. Representations, Warranties and Covenants of the Issuee.

3.1 The Issuee represents and warrants to, and covenants with, the Company that: (i) the Issuee is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or is a “Qualified Institutional Buyer” within the meaning of Rule 144A of the Act and, in any such case, the Issuee is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities such as the Warrants, including investments in securities issued by comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to obtain the Warrants; (ii) the Issuee is acquiring the Warrants for its own account for investment only and with no present intention of distributing any of the Warrants or Warrant Shares or any arrangement or understanding with any other persons regarding the distribution of the Warrants or Warrant Shares (subject, however, to the rights of Issuee pursuant to the Investors Rights Agreement); (iii) the Issuee will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrants or Warrant Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Issuee has been solely responsible for the Issuee’s own “due diligence” investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment. The Issuee understands that his Warrants and the Warrant Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Issuee’s investment intent as expressed herein.

3.2 The Issuee hereby covenants with the Company not to make any sale of the Warrants or the Warrant Shares without complying with the provisions of this Agreement, and the Issuee acknowledges that the certificates evidencing the Warrants and the Warrant Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

3.3 The Issuee further represents and warrants to, and covenants with, the Company that (i) the Issuee has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Issuee enforceable against the Issuee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered mail, Express Mail or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered mail, three business days after so mailed, (ii) if delivered by Express Mail or a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

ProElite, Inc. Santa Monica Capital Partners 12121 Wilshire Boulevard, Suite1001 Los Angeles, CA 90025 Attention: Douglas DeLuca Phone: (310) 526-8701

with a copy to:

Troy & Gould, Professional Corporation Attn: David Ficksman Phone: (310) 789-1290 Facsimile: (310) 789-1490

(b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any California federal court sitting in the City of Los Angeles.

6. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

7. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Issuee, including without limitation and without the need for an express assignment, affiliates of the Issuee. With respect to transfers that are not made pursuant to the Investor Rights Agreement, the rights and obligations of an Issuee under this Agreement shall be automatically assigned by the Issuee to any transferee of all or any portion of the Warrants or Warrant Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Warrant Shares and/or Warrants transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement and the Investor Rights Agreement. For purposes of this Agreement, a “Permitted Transferee” shall mean any person or entity who is an affiliate of Issuee (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended). Upon any transfer permitted by the second sentence of this Section 4, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Issuee.

11. IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

PROELITE, INC. By:_____________________________________ Name: Douglas DeLuca Title: Chief Executive Officer

SHOWTIME NETWORKS INC. By:_____________________________________ Name: Title: